Exhibit 10.55

CHANGE IN TERMS AGREEMENT

Principal $1,000,000.00	Loan Date 05-19-2009	Maturity 07-19-2009	Loan No. 42431	Call / Call 4A1 / BA	Account	Officer 10033	Initials
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Borrower: AEROGROW INTERNATIONAL, INC. JACK J WALKER 6075 LONGBOW DRIVE SUITE 20 BOULDER, CO 80301			Lender: First National Bank Canyon Branch 1155 Canyon Blvd. Boulder, CO 80302-5121

Principal Amount: $1,000,000.00	Date of Agreement: May 19, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS. A Promissory Note dated May 19, 2008 in the original amount of $1,000,000.00 as modified from time to time by certain Change in Terms Agreements, if applicable.

DESCRIPTION OF COLLATERAL. The collateral as described in any security instrument or other related documents in which a security interest is given to the lender to secure this indebtedness and any other indebtedness described therein.

DESCRIPTION OF CHANGE IN TERMS. Extend maturity date from May 19, 2009 to July 19, 2009.

Increase interest rate from Wall Street Journal Prime Rate plus .50% floating to Wall Street Journal Prime Rate plus 2.0% floating with a floor interest rate of 5.50%.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 19, 2009. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 19, 2009, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks known as the Wall Street Journal Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. The interest rate to be applied to the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD'"paragraph using a rate of 2.000 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.500% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate an this loan be less than 5.500% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis: that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

AEROGROW INTERNATIONAL, INC

By:/s/ Jervis B. Perkins
     JERVIS B. PERKINS, President of
     AEROGROW INTERNATIONAL, INC

/s/ Jack J. Walker
JACK J. WALKER, Individually